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                                                                   EXHIBIT 23.2

 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS (BRAND MANUFACTURING CORP.)


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16039) pertaining to The Source Company Stock Award Plan and The Source Company 1995 Incentive Stock Option Plan of our report dated April 17, 1998, with respect to the financial statements of Brand Manufacturing Corp. included in the Form 8-K filed by The Source Information Management Company on March 23, 1999.


                                                           /s/ Ernst & Young LLP

Vienna, Virginia
March 22, 1999